Exhibit 10.9

NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF WARRANTS ISSUED IN CONNECTION HEREWITH HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

SECURED PROMISSORY NOTE

$750,000.00	December __, 2012

For value received, Global Digital Solutions, Inc., a New Jersey company (the “Maker” or “Company”), promises to pay to Gabriel De Los Reyes or his permitted assign (the “Holder”), the principal sum of Seven Hundred Fifty Thousand Dollars ($750,000.00) together with interest thereon from the date of issuance of this Note. Simple interest shall accrue from the date of issuance of this Note on the unpaid principal amount at a rate equal to eight and one quarter percent (8 1/4%) per annum based on a 365-day year, payable upon maturity; provided, however, that upon the occurrence of, and during the continuance of, an Event of Default (as defined herein), interest shall accrue from the date of such Event of Default on the unpaid principal amount of this Note at a rate equal to twelve percent ( 12%) per annum, based on a 365- day year. This Note is issued pursuant to, and is subject to the terms and conditions of, that certain Promissory Note Purchase Agreement dated as of the date hereof by and between the Company and the Holder (the “Purchase Agreement”).

1.          Maturity; Payment. To the extent not previously redeemed in accordance with the terms of this Note, the Company shall repay the outstanding principal balance of this Note, and any accrued but unpaid interest then due and payable on this Note, in full on May 1, 2013 (the “Maturity Date”). All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. All payments received shall be applied first to the accrued and unpaid interest then due and payable on this Note and then against the outstanding principal balance of th is Note.

2.          Prepayment. The outstanding principal balance payable to the Holder hereunder may be prepaid at any time, without penalty. All prepayments so permitted shall be applied in the order provided in Section 1.

3.           Not Used.

4.           Secured Obligation. The obligations of the Company under this Note are secured by all of the assets of the Company pursuant to that certain Security Agreement, dated as of the date hereof, by and among the Company and the Holder.

5.           Default. For purposes of this Note, the term “Event of Default” shall include any of the following:

(a)          The failure by the Company to pay the principal and interest therein in full on the Maturity Date;

(b)          A material breach by the Company of any other term or provision of this Note or the Purchase Agreement; provided, however that the Company shall have ten (10) days to cure such default after the Company received written notice from the Holder of the occurrence thereof; and

(c)          The filing of a petition in bankruptcy or under any similar insolvency law by the Company, the making of an assignment for the benefit of creditors by the Company, or if any voluntary petition in bankruptcy or under any similar insolvency law is filed against the Company and such petition is not dismissed within sixty (60) days after the filing thereof.

If the Event of Default is pursuant to Sections 5(a) or 5(c), or if the Company is unable to cure its Event of Default under Section 5(b) within such ten (10) day period, the Holder may, at its option and for so long as such default is continuing, accelerate repayment of the portion of the unpaid principal balance of this Note, in which case such unpaid principal balance and all interest accrued thereon shall be due and payable immediately.

The Holder shall have all rights and remedies available to it upon any Event of Default.

6.          Not Used.

7.          Miscellaneous.

7.1          Waiver of Presentment and Notice. The Company and all endorsers, sureties, guarantors and accommodation parties of this Note, and all other persons liable or to become liable for all or any part of the indebtedness evidenced hereby, hereby waive, jointly and severally, presentment, demand, protest, notice of dishonor, diligence and all other notices, any release or discharge arising from any extension of time, discharge of a prior party, or other cause of release or discharge other than actual payment in full hereof.

7.2          Amendments and Waivers. Any term of this Note may be amended or modified, and obligations of the Company and the rights of Holders may be waived, only with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 7.2 shall be binding upon the Company, the Holder and each transferee of any Note. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event. No delay or omission of Holder to exercise any right, whether before or after an Event of Default hereunder, shall impair any such right or shall be construed to be a waiver of any right or Default, and the acceptance at any time by Holder of any past-due amount shall not be deemed to be a waiver of the right to require prompt payment when due of any other amounts then or thereafter due and payable.

7.3          Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge or otherwise transfer this Note without the prior written consent of the Company.

7.4          Time is of the Essence. Time is of the essence hereof. Upon any Event of Default hereunder, Holder may exercise all rights and remedies provided for herein and by law or equity, including, but not limited to, the right to immediate payment in full of this Note.

7.5          Usury. Nothing in this Note shall require the Company to pay interest at a rate in excess of the maximum rate permitted by applicable law. Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the maximum rate permitted by applicable law shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness evidenced hereby and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Company. To the extent not prohibited by applicable law, determination of the maximum rate permitted by applicable law shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Company in connection with the indebtedness evidenced hereby, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

7.6          Attorney’s Fees. It is expressly agreed that if this Note is referred to any attorney or if suit is brought to collect or interpret this Note or any part hereof or to enforce or protect any rights conferred upon the Holder by this Note or any other document evidencing or securing this Note, then the Company covenants and agrees to pay all reasonable costs, including reasonable attorneys’ fees and expenses, incurred by Holder in connection therewith.

7.7          Governing Law; Jurisdiction. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. The Company and Holder agree that all legal proceedings concerning the interpretation, enforcement and defense of this Note and the transactions contemplated herein shall be commenced extensively in the jurisdiction of the state or federal courts located in Broward County or Palm Beach County, Florida.

7.8          Loss of Note . Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company will make and deliver in lieu of such Note a new Note of like tenor.

7.9          Shareholder Status. The Holder shall not have rights as a shareholder of the Company with respect to this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this Secured Promissory Note as of the date first above written.

Global Digital Solutions, Inc.

By:	/s/ William J. Delgado
Name:	William J. Delgado
Title:	CEO